CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Apis Cor Inc.

We consent to the inclusion in the forgoing Registration Statement of Apis Cor Inc. (the “Company”) to the Form 1-A of our report dated September 9, 2021 relating to our audit of the balance sheet as of December 31, 2020, and statement of operations, stockholders’ deficit and cash flows for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

s/Assurace Dimensions

Jacksonville, Florida

September 29, 2021